NEWS RELEASE                                                        EXHIBIT 99.1
PS Business Parks, Inc.
701 Western Avenue
P.O. Box 25050
Glendale, CA  91221-5050
www.psbusinessparks.com



                                For Release:           Immediately
                                Date:                  November 20, 2001
                                Contact:               Mr. Jack Corrigan
                                                      (818) 244-8080, Ext. 663


PS BUSINESS PARKS, INC. ANNOUNCES THE ACQUISITION OF A BUSINESS PARK, THE FORMATION OF A JOINT VENTURE AND THE DISPOSITION OF A PROPERTY


GLENDALE, CALIFORNIA - PS Business Parks, Inc. (AMEX: PSB) acquired the well-established business park known as the Cornell Oaks Corporate Center in Beaverton, Oregon at a cost of $87.5 million on November 20, 2001. The acquisition also included 24 acres of developable land. The acquisition was funded with the Company's existing cash and line of credit proceeds of $60 million. The park is located at the gateway to Portland's high-tech "Silicon Forest" and consists of 12 buildings including one office building (63,000 square feet) and eleven flex-space buildings (622,000 square feet). The Park is approximately 95% occupied with 5% of the square footage expiring through December 31, 2002. The largest tenant is Intel Corporation, which occupies 237,000 square feet or 35% of the Park.

This acquisition significantly increases the Company's market share in the Beaverton submarket of Portland, Oregon to approximately two million square feet. The acquisition, net of the joint venture and disposition announced below, increases the Company's total square footage to 13.9 million rentable square feet. The Company will continue to apply a disciplined approach to its acquisition program while seeking additional acquisitions in this and other markets across the country.

JOINT VENTURE
-------------

On October 23, 2001, the Company and GE Capital Corporation ("GECC") formed a joint venture to own and operate an industrial park in the City of Industry submarket of Los Angeles County. The Park consisting of 294,000 square feet of industrial space was acquired in December 2000 at a cost of approximately $14.4 million. It was contributed to the joint venture at its original cost. Under the terms of the joint venture, GE Capital will hold a 75% equity interest and the Company will hold the remaining 25% equity interest. The joint venture is approximately 57% leveraged with a variable rate mortgage note due in 5 years.

PROPERTY DISPOSITION
--------------------

Earlier this year, a property located in San Diego, California totaling 77,000 square feet was identified as not meeting the Company's ongoing investment strategy and was designated for disposition in 2001. On November 19, 2001, this property was disposed of through a three-party (section 1031) like-kind exchange transaction. The ultimate purchaser paid approximately $9 million ($8.6 million net of closing costs) for the property in the form of $1.6 million in cash and a note receivable for $7.4 million due within twelve months. The Company expects to recognize a gain of approximately $5 million for financial statement purposes once the ultimate purchaser obtains third-party financing for the property.

COMPANY INFORMATION
-------------------

PSB is a self-advised and self-managed equity real estate investment trust specializing in the ownership, management, acquisition, development and redevelopment of business parks containing principally office "flex" space. The Company defines "flex" space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse under one roof). As of November 20, 2001, PSB had interests in approximately 13.9 million net rentable square feet with approximately 3,500 customers located in 9 states, concentrated primarily in California (4,672,000 sq. ft.), Texas (2,983,000 sq. ft.), Oregon (1,973,000 sq.
ft.), Virginia (2,621,000 sq. ft.) and Maryland (866,000 sq. ft.).


Additional  information  about PS  Business  Parks,  Inc.  is  available  on the
Internet.     The    Company's    web    site    is     www.psbusinessparks.com.
                                                        -----------------------

FORWARD-LOOKING STATEMENTS
--------------------------

When used within this press release, the words "expects," "believes," "anticipates," "should," "estimates," and similar expressions are intended to identify "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company's facilities, the Company's ability to evaluate, finance, and integrate acquired and developed properties into the Company's existing operations; the Company's ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company's facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company's SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.